Exhibit 99.1

Albireo Announces Closing of $46 Million Public Offering Including Exercise in Full of Underwriters’ Option to Purchase Additional Shares

BOSTON, Feb. 3, 2020 (GLOBE NEWSWIRE) -- Albireo Pharma, Inc. (Nasdaq:ALBO), a clinical-stage orphan pediatric liver disease company developing novel bile acid modulators, announced today the completion of its previously announced underwritten public offering of 1,905,000 shares of its common stock at a price to the public of $21.00 per share. In addition, the underwriters have exercised in full an option to purchase an additional 285,750 shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering were sold by Albireo, with gross proceeds to Albireo of approximately $46.0 million and net proceeds of approximately $42.9 million, after deducting underwriting discounts and commissions and estimated offering expenses.

Jefferies acted as the sole book-running manager and representative of the underwriters for the offering.

The offering was made only by means of a written prospectus and related prospectus supplement forming part of a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (SEC) on March 6, 2019 and declared effective by the SEC on April 30, 2019. The final prospectus supplement and accompanying prospectus have been filed with the SEC and are available at the SEC’s website located at www.sec.gov, copies of which may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by e-mail at prospectus_department@jefferies.com or by telephone at (877) 821-7388.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat orphan pediatric liver diseases, and other liver and gastrointestinal diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases and is in Phase 3 development in its initial target indication, progressive familial intrahepatic cholestasis (PFIC). Albireo’s clinical pipeline also includes two Phase 2 product candidates. Elobixibat is in Phase 2 development in NAFLD and NASH. Approved in Japan for the treatment of chronic constipation, elobixibat is the first ileal bile acid transporter (IBAT) inhibitor approved anywhere in the world.

Albireo was spun out from AstraZeneca in 2008. Albireo Pharma is located in Boston, Mass., and its key operating subsidiary is located in Gothenburg, Sweden.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things, the net proceeds from the offering. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: the completion of the public offering and other risks and uncertainties that are described under the heading “Risk Factors” in Albireo’s final prospectus supplement filed with the SEC on January 30, 2020, Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact:
Hans Vitzthum
LifeSci Advisors, LLC
617-430-7578

Media Contact:
Heather Anderson
6 Degrees
919-827-5539
handerson@6degreespr.com

Source: Albireo Pharma, Inc.